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                                                                       Exhibit 5

                              BERICK, PEARLMAN & MILLS
                          A LEGAL PROFESSIONAL ASSOCIATION
                                 1350 EATON CENTER
                                1111 SUPERIOR AVENUE
                             CLEVELAND, OHIO 44114-2569
                                   (216) 861-4900
                                 FAX (216) 861-4929

May 27, 1998

The Town and Country Trust
1700 Equitable Bank Center
100 South Charles Street
Baltimore, MD 21201

Ladies and Gentlemen:

     We are familiar with the proceedings taken and proposed to be taken by The Town and Country Trust (the "Trust") relative to the issuance and sale of 1,200,000 Common Shares of Beneficial Interest, par value $.01 per share, of the Trust (the "Shares"), which Shares are reserved for issuance pursuant to restricted and unrestricted share awards and upon the exercise of options granted pursuant to the Trust's 1997 Long Term Incentive Plan. As your counsel, we have been involved in the preparation of a Registration Statement on Form S-8 filed by you with the Securities and Exchange Commission to effect the registration of the Shares pursuant to the Securities Act of 1933, as amended (the "Registration Statement").

     In this connection, we have examined the First Amended and Restated Declaration of Trust of the Trust and the records of proceedings taken by the Board of Trustees and shareholders of the Trust and all other documents and records as we determined appropriate for the purposes of this opinion.

     Based upon the foregoing, we are of the opinion that, upon the issuance and sale of the Shares as contemplated by the Registration Statement, the Shares will be legally issued, fully paid and non-assessable.

     We hereby consent to the references to our firm in the Registration Statement and to the inclusion of this opinion as an exhibit to the Registration Statement.


                                       Very truly yours,

                                       /s/ Berick, Pearlman & Mills

                                       BERICK, PEARLMAN & MILLS